Exhibit 24.1
                                                               ------------

                    [Letterhead of Coopers & Lybrand L.L.P.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement on Form S-8 dated October 3, 1996, of our report, which includes an explanatory paragraph describing the changes in the methods of accounting for debt and equity securities and income taxes, dated February 22, 1996, on our audits of the consolidated financial statements of Ambassadors International, Inc. We also consent to the reference to our firm under the caption "Experts."




                                   /s/ Coopers & Lybrand L.L.P.


     Spokane, Washington
     October 1, 1996
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